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                                                                   Exhibit 3.9





                                 AMENDMENT NO. 4
                                       TO
                          LIMITED PARTNERSHIP AGREEMENT
                                       OF
                     GLIMCHER PROPERTIES LIMITED PARTNERSHIP


     This Amendment No. 4 is made effective as of December 4, 1997 by the General Partner and the Limited Partners of Glimcher Properties Limited Partnership, a Delaware limited partnership (the "Partnership").

                                    RECITALS

     1. The Partnership was organized pursuant to a Limited Partnership Agreement dated as of November 30, 1993, as previously amended (the "Partnership Agreement"). In furtherance of its business and purpose the Partnership and Glimcher Realty Trust (the "Trust") have entered into a Securities Purchase Agreement dated as of December 4, 1997 (the "SPA") with Partnership Acquisition Trust II, a Delaware business trust ("Purchaser"). Capitalized terms not otherwise defined herein or in the Partnership Agreement shall have the meanings ascribed to them in the SPA.

     2. Pursuant to the SPA, Purchaser has agreed to purchase Series C Preferred Shares of the Trust, having an aggregate initial Liquidation Preference not to exceed $56,000,000, for the purposes and upon the terms and conditions set forth therein, with the proceeds from such series to be contributed (i) by the Trust to the Partnership in exchange for a series of Preferred Interest in the Partnership, (ii) by the Partnership to the GRT LLC in exchange for a preferred interest therein, and (iii) by the GRT LLC to the Property Level LLC in exchange for a preferred interest therein.

     3. Pursuant to Section 6.3(b) of the Partnership Agreement, upon contribution to the Partnership by the Trust of the proceeds from the issuance of Preferred Shares of beneficial interest in the Trust, the Partnership shall issue to the Trust an interest in the Partnership having designations, preferences and rights such that the economic interests thereof are substantially similar to the Preferred Shares.

     4. Pursuant to Section 18.2(iii) of the Partnership Agreement, the General Partner has the power, without the consent of the Limited Partners, to amend the Partnership Agreement with respect to the issuance of additional Partnership Interests such as those contemplated herein.

     5. Pursuant to Section 16 of the Partnership Agreement, the General Partner has been appointed as attorney-in-fact by each of the Limited Partners for purposes, inter alia, of effecting amendments to the Partnership Agreement adopted accordance with Section 18.



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                                    AMENDMENT

     NOW, THEREFORE, the Partnership Agreement is hereby amended as set forth in this Amendment No. 4.

1. Creation and Issuance of Preferred Interest.

     (a) Upon the issuance by the Trust pursuant to the SPA of the Series C Preferred Shares, the Partnership is authorized, through the sole action of the General Partner on its behalf, to create, designate and issue units ("Units") of non-voting preferred limited partner interest (the "Series C Preferred Interest") having the same rate of return and other terms as designated in the Articles Supplementary creating the Series C Preferred Shares; provided, that the aggregate Preferred Contribution (as defined below) for the Series C Preferred Interest issued pursuant to this Amendment No. 4 shall not exceed $56,000,000. Units of Series C Preferred Interest shall be evidenced by a Certificate of Series C Preferred Limited Partner Interest in the form attached as Exhibit A.

     (b) There is hereby created and designated a series of Preferred Interest known as the Series C Preferred Interest, consisting of 56,000 Units which shall correspond to 56,000 shares of Series C Convertible Preferred Shares (the "Series C Preferred Shares"). On the date hereof 56,000 Units of Series C Preferred Interest are hereby issued to the Trust contemporaneously with 56,000 Series C Preferred Shares being issued pursuant to the SPA.

2. Preferred Contribution; Preferred Return.

     (a) Simultaneously with the sale of Series C Preferred Shares under the SPA, the Trust shall contribute an amount equal to the gross proceeds of such sale (the "Preferred Contribution") to the Partnership in consideration of the issuance of the Series C Preferred Interest.

     (b) The Trust shall be entitled to receive, and the Partnership shall pay, a return (the "Series C Preferred Return") on each Unit of Series C Preferred Interest equal to the return applicable to each share of Series C Preferred Shares under the Articles Supplementary. To the extent that any Series C Preferred Return is not paid when due, the same shall accrue and compound on the same terms and conditions as dividends on the Series C Preferred Shares accrue and compound under the Articles Supplementary. The Series C Preferred Return shall be due in the same amounts on the same dates as dividends on the Series C Preferred Shares are due under the Articles Supplementary. For purposes hereof, no effect shall be given to (i) the fact that Series C Preferred Shares may have been canceled (except through conversion as provided in Section 6 below) or (ii) any amendment or modification of the Articles Supplementary.

3. Application of Preferred Contribution. The gross amount of Preferred Contribution received in respect of the Series C Preferred Interest shall be contributed by the Partnership to the GRT LLC in exchange for a preferred interest therein, and the Partnership shall cause the GRT LLC in turn directly or indirectly to contribute such amount to the Property Level LLC in exchange for a preferred interest therein.




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4. Capital Account: Allocations. A separate Capital Account shall be established and maintained with respect to the Series C Preferred Interest, with adjustments thereto and other allocations of Partnership items made consistent with the Regulations and the advice of the Partnership's independent accountants.

5. Distributions.

     (a) Notwithstanding any provision of the Partnership Agreement, (i) any cash received by the Partnership as a distribution from the GRT LLC which was received by such GRT LLC from the Property Level LLC as a distribution of Net Cash Flow from Operations (as defined in the Operating Agreement of the Property Level LLC) shall be applied when received to the payment of any amounts due and owing on account of the Preferred Return with respect to the Series C Preferred Interest, and (ii) any cash (or Series C Preferred Shares) received by the Partnership as a distribution from the GRT LLC which was received by the GRT LLC from the Property Level LLC as a distribution of Proceeds from Capital Transactions (as defined in the Operating Agreement of such Property Level LLC), or following termination and liquidation of such Property Level LLC, shall be applied when received to the return of the Preferred Contribution, together with any accrued and unpaid Preferred Return, with respect to the Series C Preferred Interest. Each Series C Preferred Share distributed hereunder shall be deemed to have a fair market value equal to its Liquidation Preference plus accrued and unpaid dividends as determined pursuant to the Articles Supplementary.

     (b) In the event any amount received by the Partnership from the GRT LLC as Cash Flow from Operations or Proceeds from Capital Transactions and distributable to the holder of any Series C Preferred Interest pursuant to
Section 5.1(a) is less than the amount then required to be paid by the Trust to the holder of the Series C Preferred Shares, an amount equal to such deficiency shall be distributed to the holder of such Series C Preferred Interest prior to any distributions to Partners pursuant to Article 8 of the Partnership Agreement.

     (c) In the event of liquidation and dissolution of the Partnership, the holder of any Series C Preferred Interest then outstanding shall be entitled to receive, prior to distributions to Partners pursuant to Section 15.2 of the Partnership Agreement, an amount equal to the Liquidation Preference plus accrued and unpaid dividends which would be payable under the Articles Supplementary to the holder of an equal amount of Series C Preferred Shares if on the date of dissolution of the Partnership the Trust were to dissolve and liquidate.

     (d) Except as expressly provided herein, the holders of Series C Preferred Interests shall not be entitled to participate in any other distributions made by the Partnership pursuant to Section 8, Section 15 or otherwise under the Partnership Agreement.

6. Conversion Rights and Other Terms.

     (a) Pursuant to Section 6.3(b) of the Partnership Agreement, in the event all or any portion of the Series C Preferred Shares are converted into Common Shares of the Trust pursuant





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to the terms of the Series C Preferred Shares, an equal portion of the Series C
Preferred Interest shall be converted into 0. P. Units on the same basis as the Series C Preferred Shares are converted into Common Shares, and such Series C Preferred Interest shall to such extent be permanently retired and canceled for all purposes.

     (b) In the event of any redemption by the Trust of all or any portion of the Series C Preferred Shares pursuant to the Articles Supplementary, an equal portion of Series C Preferred Interest shall be redeemed on the same basis as such Series C Preferred Shares and permanently retired and canceled for all purposes.

     (c) Upon any other return to the Trust or other holder of Series C Preferred Interest of the Preferred Contribution with respect to all or any portion of such Series C Preferred Interest (whether in cash or Series C Preferred Shares), together with payment of any accrued and unpaid Preferred Return applicable thereto, such Series C Preferred Interest shall to such extent be permanently retired and canceled for all purposes.

7. Collateral Assignment of Preferred Interest. It is acknowledged and agreed that the Series C Preferred Interest will be pledged to the purchaser of the Series C Preferred Shares pursuant to a Collateral Assignment of Preferred Partnership Interest (the "Collateral Assignment") for the purpose of securing certain obligations of the Trust under the SPA.

8. Investment Representations; Transfer Restrictions.

     (a) The Trust represents and warrants to the Partnership that (i) it is acquiring the Series C Preferred Interest for its own account for investment and not with a view towards the resale, transfer or distribution thereof, nor with any present intention of distributing the Series C Preferred Interest, (ii) it is an "accredited investor" as defined in Rule 501(a) of Regulation D under the Securities Act, and (iii) it understands that the issuance of the Series C Preferred Interest is intended to be exempt from registration under the Securities Act by virtue of Section 4(2) thereof and Rule 506 thereunder, and that the Series C Preferred Interest will be "restricted securities" as defined in Rule 144 under the Securities Act.

     (b) The Trust covenants that it will not sell or otherwise transfer the Series C Preferred Interest (or any interest therein) except pursuant to (i) the Collateral Assignment, or (ii) an effective registration under the Securities Act or in a transaction which, in the opinion of counsel in such form and by such counsel satisfactory to the Partnership, qualifies as an exempt transaction under the Securities Act and the rules and regulations promulgated thereunder.

     (c) The certificates evidencing Units of Series C Preferred Interest shall bear an appropriate legend reflecting the foregoing restrictions on transfer of the Series C Preferred Interest.

9. Additional Documents and Actions. The General Partner is expressly authorized on behalf of the Partnership to (i) execute and deliver all such other instruments, assignments, affidavits, notices, agreements, consents, certificates and other documents, and (ii) take all such further and




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other actions, as the General Partner shall deem necessary, advisable or appropriate to carry out the transactions contemplated in this Amendment No. 4.

10. Construction; Limited Partnership Agreement. Consistent with Section 6.3(b) of the Partnership Agreement, it is intended that the economic interests of the Series C Preferred Interest shall be substantially similar to the Series C Preferred Shares, and this Amendment No. 4 shall be construed as reasonably required with respect to the preferences and rights of the Series C Preferred Interest to give effect to such intent. Except as expressly provided herein or as so reasonably required to give effect to the provisions hereof, the terms of the Partnership Agreement shall remain in full force and effect and are hereby ratified and confirmed.

     IN WITNESS WHEREOF, the General Partner and the Limited Partners have executed this Amendment No. 4 effective as of the date first set forth above.

GENERAL PARTNER:                             LIMITED PARTNERS:
Glimcher Properties Corporation              Glimcher Realty Trust

By: /s/ George A. Schmidt                     By: /s/ George A. Schmidt
    ----------------------------------            -----------------------------------------
        George A. Schmidt                           George A. Schmidt
Title:  Senior Vice President                Title: Senior Vice President

                                             All Other Limited Partners:

                                             By:  Glimcher Properties Corporation,
                                                  pursuant to power of attorney set forth in
                                                  Section 16 of the Partnership Agreement

                                             By: /s/ George A. Schmidt
                                                 ------------------------------------------
                                                     George A. Schmidt
                                             Title:  Senior Vice President

                                   CERTIFICATE
                                       OF
                           UNITS OF SERIES C PREFERRED
                            LIMITED PARTNER INTEREST
                                       IN
                     GLIMCHER PROPERTIES LIMITED PARTNERSHIP


Certificate No: 1                                       No. of Units:  56,000


     Glimcher Properties Corporation, as General Partner of Glimcher Properties Limited Partnership, a Delaware limited partnership (the "Company"), hereby certifies that GLIMCHER REALTY TRUST is the registered owner of Fifty-Six Thousand (56,000) Units of Series C Preferred Limited Partner Interest in the Company. The rights, preferences and limitations of the Units are set forth in
(i) the Company's Limited Partnership Agreement dated November 30, 1993, as previously amended, and (ii) Amendment No. 4 to Limited Partnership Agreement dated as of December 4, 1997, (collectively, the "Agreement"), copies of which are on file at the Company's principal office at 20 South Third Street, Columbus, Ohio 43215.

     This Certificate and the Units evidenced hereby are not transferable except in accordance with the terms of the Agreement and applicable federal and state securities laws.

                                            Glimcher Properties Corporation,
                                            General Partner

Dated: December 4, 1997                     By:  /s/  George A. Schmidt
                                               ----------------------------

                                            Its: Senior Vice President
                                                ---------------------------


THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND, ACCORDINGLY, MAY NOT BE OFFERED FOR SALE, SOLD, ASSIGNED, OR OTHERWISE TRANSFERRED EXCEPT (I) UPON EFFECTIVE REGISTRATION OF THE SECURITIES REPRESENTED HEREBY UNDER THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS, OR (II) UPON ACCEPTANCE BY THE ISSUER OF AN OPINION OF COUNSEL IN SUCH FORM AND BY SUCH COUNSEL OR OF OTHER DOCUMENTATION SATISFACTORY TO THE ISSUER THAT REGISTRATION IS NOT REQUIRED.